Exhibit 10.33

FIRST AMENDMENT

GLOBALOPTIONS, INC.

EMPLOYMENT AND NONCOMPETITION AGREEMENT

This First Amendment to the Employment Agreement (the “Agreement”), made this 20th day of September, 2002 is entered into by and between GlobalOptions, Inc., a Delaware corporation, with its principal place of business at 1625 L Street, N.W., Washington, D.C. 20036 (the “Company”), and Thomas Ondeck (the “Employee”).

WHEREAS

The Company and the Employee entered into an Employment Agreement, dated January 24, 2002 (the “Original Agreement”) and the parties hereto desire to set forth the bonus plan envisioned in Section 3.1 of the Original Agreement.

In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.	Section 3.1 shall be restated in its entirety as follows:

3.1	Effective on the date of employment, the Company shall pay the Employee, a base salary of $250,000, per annum (“Base Salary”). The Employee shall be eligible for a performance based goal bonus of up to $250,000 for the fiscal year end of 2003. The performance goals and the payments thereto are set forth in Schedule A, attached hereto and made a part of this Agreement.

2.	All other terms and conditions of the Original Agreement are in full force and effect.

/s/ Thomas Ondeck
Employee:		Date

By:	/s/ Harvey W. Schiller
GlobalOptions, Inc.		Date